EXHIBIT 5.1 PEARLMAN LAW GROUP LLP Attorneys-at-Law 200 South Andrews Avenue, Suite 901 Fort Lauderdale, Florida 33301-2068 (954) 880-9484

May 11, 2018

Inuvo, Inc.
500 President Clinton Avenue
Suite 300
Little Rock, Arkansas 72201
Ladies and Gentlemen:

We have acted as securities counsel for Inuvo, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated May 11, 2018 2018 (the “Prospectus Supplement”), to a Registration Statement (File No. 333-220317) on Form S-3 (the “Registration Statement”), filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the sale of an aggregate of 3,289,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), including shares of Common Stock issuable upon the exercise of an over-allotment option granted to Roth Capital Partners, LLC (the “Underwriter”) pursuant to an Underwriting Agreement, dated May 11, 2018, by and between the Company and the Underwriter (the “Underwriting Agreement”). The Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

As counsel to the Company in connection with the proposed potential issuance and sale of the above-referenced Shares, we have examined: (i) the Company’s Articles of Incorporation and Bylaws, each as amended to date; (ii) certain resolutions of the Board of Directors of the Company relating to the sale of the Shares; (iii) the Underwriting Agreement; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

May 11, 2018

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (iii) we render no opinion as to the effect of the laws of any state or jurisdiction other than the corporate law of the State of Nevada.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinion limited to the federal securities laws of the United States of America and the corporate laws of the State of Nevada and we express no opinion as to the effect on the matters covered by the laws of any other jurisdiction. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated May 11, 2018, which is incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

 /s/ Pearlman Law Group LLP
PEARLMAN LAW GROUP LLP